                                         EXHIBIT 99


The Bank of New York Company, Inc.       NEWS
------------------------------------------------------------------------------

                                         One Wall Street, New York, NY 10286
                                         -----------------------------------

                                         Contact:
                                         PUBLIC AND INVESTOR RELATIONS











IMMEDIATELY
-----------

Media:                                         Investors:
-----                                          ---------
Robert T. Grieves, SVP                         Richard P. Stanley, SVP
(212) 635-1590                                 (212) 635-1854
Cary J. Giacalone, VP                          John M. Roy, MD
(212) 635-1590                                 (212) 635-8005
                                               Thomas C. McCrohan, VP
                                               (212) 635-1578


THE BANK OF NEW YORK COMPANY, INC. REPORTS
Second Quarter Diluted E.P.S. of 52 Cents, Up 8%
Return on Equity of 25.44%; Return on Assets of 2.01%
First Half Diluted E.P.S. of $1.03, Up 11%


NEW YORK, N.Y., July 16, 2001 -- The Bank of New York Company, Inc. (NYSE: BK) reports second quarter diluted earnings per share of 52 cents, up 8% from the 48 cents earned in the second quarter of 2000. Net income for the second quarter reached a new high of $385 million, up 8% from the $356 million earned in the same period last year. Diluted earnings per share were $1.03 per share for the first half of 2001, up 11% from the 93 cents earned last year. Net income for the first six months was $769 million, an increase of 11% over last year's $694 million.
     "The second quarter proved more challenging than the first as the continued slowdown in the global capital markets adversely impacted several of our international securities servicing businesses. Notwithstanding this environment, certain of our businesses performed quite well and, coupled with our customary attention to cost control, we were able to record an 8% EPS increase in the quarter and 11% for the six months. Our near-term outlook, however, is cautious given the current weakness in the global economy and market environment and the uncertain prospects for the balance of 2001. A continuation of these current market conditions would provide for earnings growth more in line with that of the current quarter. Overall, we remain confident that our consistent strategy positions us to achieve our long-term financial targets," said Thomas A. Renyi, Chairman and CEO. In securities servicing, fee revenues increased to $436 million, up 8% from the second quarter of last year. Private client services and asset management fees grew 9% in the quarter. Foreign exchange and other trading revenues were $98 million compared with $71 million in the second quarter of 2000. The Company's continued focus on fee-based businesses resulted in noninterest income growing to 65% of total revenue in the second quarter, up from 63% last year.
     Return on average common equity for the second quarter of 2001 was 25.44% compared with 26.93% in the second quarter of 2000. Return on average assets for the second quarter of 2001 was 2.01% compared with 1.81% in the second quarter of 2000. For the first six months of 2001, return on average common equity was 25.68% compared with 27.00% in 2000. Return on average assets was 2.02% for the first six months of 2001 compared with 1.79% in 2000.
     Fees from the Company's securities servicing businesses reached
$436 million for the second quarter compared with $403 million last year. For the first six months of 2001, fees from the Company's securities servicing businesses totaled a record $893 million, growing 15% compared with $775 million in 2000. Compared with the first quarter of 2001, securities servicing revenue declined reflecting the slowdown in global capital markets and in securities transaction volumes. The two businesses most impacted were depositary receipts ("DR") and international custody. The DR business was adversely impacted by the marked declines in cross-border merger and acquisition activity as well as foreign capital raising. Notwithstanding the slowdown in market activity, the mandate pipeline continues to build while clients wait for improved market conditions. The Company's market share remained strong winning 71% of all new public sponsored DR appointments in the first half of 2001. The international custody business was also negatively impacted by slowing global transactions combined with lost business volumes associated with client service issues inherited from the acquisition of the former Royal Bank of Scotland Trust Bank. The technology integration related to the acquisition is near completion and customer conversions are well underway with the acquired business now positioned for future growth.
     Areas of strength for the quarter included corporate trust, securities lending, broker dealer services, and global liquidity services reflecting active fixed income markets and a falling rate environment.
     The Company continues to be the world's leading custodian with quarter-end assets reaching $6.9 trillion, including $2 trillion of cross-border custody assets. With respect to global liquidity services, average funds invested off-balance-sheet were $39 billion in the second quarter of 2001, compared with $38 billion in the first quarter and up 35% compared with last year's second quarter.
     Private client services and asset management fees were $78 million for the quarter, up 9% from $72 million last year, led by alternative investment and short-term money market product lines.
     Global payment services fees were $72 million, up 11% over last year. This growth reflects new cash management business wins among the Company's regional commercial and corporate banking clients as well as the continued success of CA$H-Register Plus (registered trademark), the Company's internet-based electronic banking service.
     Foreign exchange and other trading revenues were $98 million for the quarter, up from $71 million last year. In the first six months of 2001, foreign exchange and other trading revenues were $181 million, up from

$147 million last year. Second quarter results reflect continued strong foreign exchange transaction flows from the Company's securities servicing client franchise. The Company also benefited from strong demand for hedging products driven by the strength of the U.S. dollar and volatility in global interest rates. In addition, the Company profited from seasonal arbitrage opportunities which naturally arise out of the securities lending business.
     Net interest income on a taxable equivalent basis for the second quarter was $472 million, essentially flat compared with the first quarter of 2001 and the second quarter of 2000. For the first six months of 2001, net interest income on a taxable equivalent basis was $941 million compared with $937 million in the first half of 2000.
     Tangible diluted earnings per share (earnings before the amortization of goodwill and intangibles) were 54 cents per share in the second quarter of 2001, up 6% from 51 cents per share in the second quarter of 2000. On the same basis, tangible return on average common equity was 39.60% in the second quarter of 2001 compared with 41.77% in 2000; and tangible return on average assets was 2.15% in the second quarter of 2001 compared with 1.96% in 2000. Tangible diluted earnings per share were $1.08 per share for the first six months of 2001, up 9%, compared with 99 cents per share in 2000. Tangible return on average common equity was 39.44% in 2001 compared with 42.37% in 2000; and tangible return on average assets was 2.17% in the first six months of 2001 compared with 1.94% last year. Amortization of intangibles for the second quarter and the first six months of 2001 was $25 million and $54 million compared with $28 million and $56 million in 2000.
     The Company's estimated Tier 1 capital and Total capital ratios were 8.06% and 12.07% at June 30, 2001, compared with 8.39% and 12.51% at
March 31, 2001, and 8.03% and 12.24% at June 30, 2000. The leverage ratio was 7.40% at June 30, 2001, compared with 7.41% at March 31, 2001, and 6.80% one year ago. Tangible common equity as a percent of total assets was 5.56% at June 30, 2001, compared with 5.87% at March 31, 2001, and 5.11% one year ago.

In the first six months of 2001, the Company repurchased 10 million shares under its common stock repurchase programs.

NONINTEREST INCOME

                                         2nd      1st      2nd
                                       Quarter  Quarter  Quarter   Year-to-date
                                       -------  -------  -------   ------------
(In millions)                           2001     2001     2000     2001    2000
                                        ----     ----     ----     ----    ----
Servicing Fees
  Securities                            $436     $458     $403   $  893  $  775
  Global Payment Services                 72       69       65      141     131
                                        ----     ----   ------   ------  ------
                                         508      527      468    1,034     906
Private Client Services
 and Asset Management Fees                78       79       72      158     142
Service Charges and Fees                  95       90      104      185     194
Foreign Exchange and
 Other Trading Activities                 98       83       71      181     147
Securities Gains                          46       45       45       92      85
Other                                     31       34       20       64      43
                                        ----     ----     ----   ------  ------
Total Noninterest Income                $856     $858     $780   $1,714  $1,517
                                        ====     ====     ====   ======  ======

     Total noninterest income reached $856 million, up 10% from $780 million in last year's second quarter. Securities servicing fees grew 8% reaching $436 million compared with $403 million from a year ago. Global payment services fees for the quarter were $72 million reflecting higher cash management and funds transfer fees which grew 14% over last year's second quarter. Fees from private client services and asset management were $78 million, up 9% from the second quarter of 2000. Securities gains were $46 million compared with $45 million in the first quarter of 2001 and second quarter of 2000.

NET INTEREST INCOME

                             2nd         1st         2nd
                           Quarter     Quarter     Quarter      Year-to-date
(Dollars in millions on    -------     -------     -------      ------------
 a tax equivalent basis)    2001        2001        2000        2001    2000
                            ----        ----        ----        ----    ----
Net Interest Income         $472        $469        $477        $941    $937
Net Interest Rate
 Spread                     2.10%       1.88%       1.93%       1.98%   1.94%
Net Yield on Interest
 Earning Assets             2.96        2.93        2.91        2.94    2.90


     Net interest income on a taxable equivalent basis was $472 million in the second quarter of 2001 compared with $469 million in the first quarter of 2001 and $477 million in the second quarter of 2000. The net interest rate spread was 2.10% in the second quarter of 2001, compared with 1.88% in the first quarter of 2001 and 1.93% one year ago. The net yield on interest earning assets was 2.96% compared with 2.93% in the first quarter of 2001 and 2.91% in last year's second quarter.
     For the first six months of 2001, net interest income on a taxable equivalent basis amounted to $941 million compared with $937 million in the first half of 2000. The year-to-date net interest rate spread was 1.98% in 2001 compared with 1.94% in 2000, while the net yield on interest earning assets was 2.94% in 2001 and 2.90% in 2000.
     Notwithstanding the lower interest rate environment and the Company's ongoing strategy to shift its asset mix from loans towards highly rated investment securities and short-term liquid assets, the Company has been able to maintain its net interest income and net yield.

NONINTEREST EXPENSE AND INCOME TAXES

     Noninterest expense for the second quarter of 2001 was $655 million compared with $628 million in 2000. The rise was principally due to acquisitions and the Company's ongoing technology investment program. In comparison to the first quarter, noninterest expense was flat. This reflects continued substantial investment in new technology offset by reductions in variable costs associated with lower transaction volumes as well as the Company's strict control of discretionary spending.
     The efficiency ratio for the second quarter of 2001 was 51.2% compared with 50.8% in the first quarter of 2001 and 51.9% in the second quarter of 2000. For the first half of 2001, the efficiency ratio was 50.9% compared with 52.0% last year.

     The effective tax rate for the second quarter and the first six months of 2001 was 34.5% compared with 34.9% in the second quarter and the first six months of 2000.

NONPERFORMING ASSETS

                                                                   Change
                                                                 6/30/01 vs.
(Dollars in millions)                 6/30/01       3/31/01        3/31/01
                                     --------      --------       --------
Category of Loans:
     Other Commercial                  $190          $139           $51
     Foreign                             34            46           (12)
     Regional Commercial                 19            21            (2)
                                       ----          ----           ----
  Total Nonperforming Loans             243           206            37
Other Real Estate                         2             2             -
                                       ----          ----           ----
  Total Nonperforming Assets           $245          $208           $37
                                       ====          ====           ====

Nonperforming Assets Ratio              0.7%          0.6%
Allowance/Nonperforming Loans         252.9         298.2
Allowance/Nonperforming Assets        251.0         295.7


     Nonperforming assets totaled $245 million at June 30, 2001, compared with $208 million at March 31, 2001. The increase in nonperforming loans primarily reflects a loan to a customer in the apparel industry and loans to two customers in the emerging telecommunications industry. The Company anticipates further upward pressure on nonperforming assets, including emerging telecommunications credits.

CREDIT LOSS PROVISION AND NET CHARGE-OFFS


                                  2nd          1st          2nd
                                Quarter      Quarter      Quarter   Year-to-date
                                -------      -------      -------   ------------
(In millions)                     2001         2001        2000     2001    2000
                                  ----         ----        ----     ----    ----
Provision                         $ 30         $ 30        $ 25     $ 60    $ 45
                                  ====         ====        ====     ====    ====
Net Charge-offs:
  Other Commercial                 (26)         (28)        (12)     (54)    (25)
  Consumer                          (3)          (2)         (1)      (5)     (2)
  Other                             (1)           -          (2)      (1)     (3)
                                  -----        -----       -----    -----   -----
     Total                        $(30)        $(30)       $(15)    $(60)   $(30)
                                  =====        =====       =====    =====   =====

Other Real Estate Expenses        $  -         $  2        $  1     $  2    $  2



     The allowance for credit losses was $616 million, or 1.68% of loans at June 30, 2001, compared with $616 million, or 1.66% of loans at March 31, 2001, and $610 million, or 1.60% of loans at June 30, 2000. The ratio of the allowance to nonperforming assets was 251.0% at June 30, 2001, compared with 295.7% at March 31, 2001, and 376.4% at June 30, 2000.

                          ***************************
All statements in this press release other than statements of historical fact are forward looking statements including, among other things, projections with respect to revenue and earnings growth, contribution to future results of various business lines and the Company's plans and objectives and as such are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward looking statements. In addition to risks and uncertainties incident to our industry such as interest rate fluctuations and borrower defaults, these also include lower than expected performance or higher than expected costs in connection with acquisitions and integration of acquired businesses, our ability to attract and retain customers, the level of capital market activity, inaccuracies in management projections or market forecasts, the actions that management could take in response to these changes and other factors described under the heading "Forward Looking Statements" in the Company's 2000 Form 10-K and March 31, 2001 Form 10-Q which have been filed with the SEC and are available at the SEC's website (www.sec.gov).

Forward looking statements speak only as of the date they are made. The Company will not update forward looking statements to reflect factual assumptions, circumstances or events which have changed after a forward looking statement was made.

(Financial highlights and detailed financial statements are attached.)

                        THE BANK OF NEW YORK COMPANY, INC.
                                Financial Highlights
                   (Dollars in millions, except per share amounts)
                                    (Unaudited)

                                                   2001       2000      Change
                                                   ----       ----      ------
For the Three Months Ended June 30:
------------------------------------
  Net Income                                    $   385    $   356       8.1%
    Per Common Share:
      Basic                                     $  0.53    $  0.49       8.2
      Diluted                                      0.52       0.48       8.3
      Cash Dividends Paid                          0.18       0.16      12.5

  Return on Average Common Shareholders'
      Equity                                      25.44%     26.93%
  Return on Average Assets                         2.01       1.81


For the Six Months Ended June 30:
------------------------------------
  Net Income                                    $   769    $   694      10.9%
    Per Common Share:
      Basic                                     $  1.05    $  0.95      10.5
      Diluted                                      1.03       0.93      10.8
      Cash Dividends Paid                          0.36       0.32      12.5

  Return on Average Common Shareholders'
      Equity                                      25.68%     27.00%
  Return on Average Assets                         2.02       1.79


As of June 30:
--------------
  Assets                                        $76,831    $76,661       0.2%
  Loans                                          36,705     38,118      (3.7)
  Securities                                      9,702      6,688      45.1
  Deposits - Domestic                            27,363     28,973      (5.6)
           - Foreign                             26,345     26,364      (0.1)
  Long-Term Debt                                  3,055      2,829       8.0
  Minority Interest - Preferred Securities        1,500      1,500         -
  Common Shareholders' Equity                     6,285      5,506      14.1

  Common Shareholders' Equity Per Share            8.53       7.46      14.3
  Market Value Per Share of Common Stock          48.00      46.50       3.2

  Allowance for Credit Losses as a Percent
    of Loans                                       1.68%      1.60%
  Tier 1 Capital Ratio                             8.06       8.03
  Total Capital Ratio                             12.07      12.24
  Leverage Ratio                                   7.40       6.80
  Tangible Common Equity Ratio                     5.56       5.11


                         THE BANK OF NEW YORK COMPANY, INC.
                         Consolidated Statements of Income
                       (In millions, except per share amounts)
                                    (Unaudited)

                                                                For the three      For the six
                                                                months ended       months ended
                                                                  June 30,           June 30,

                                                              2001       2000     2001       2000
                                                              ----       ----     ----       ----
Interest Income
---------------
Loans                                                        $ 595      $ 735   $1,271     $1,451
Securities
  Taxable                                                      100         78      178        157
  Exempt from Federal Income Taxes                              20         15       37         31
                                                             -----      -----    -----      -----
                                                               120         93      215        188
Deposits in Banks                                               62         66      132        137
Federal Funds Sold and Securities Purchased
  Under Resale Agreements                                       38         69       89        118
Trading Assets                                                 110        144      251        246
                                                             -----      -----    -----      -----
    Total Interest Income                                      925      1,107    1,958      2,140
                                                             -----      -----    -----      -----
Interest Expense
----------------
Deposits                                                       373        521      835        992
Federal Funds Purchased and Securities Sold
  Under Repurchase Agreements                                   23         32       55         69
Other Borrowed Funds                                            28         42       59         70
Long-Term Debt                                                  45         49       98         98
                                                             -----      -----    -----      -----
    Total Interest Expense                                     469        644    1,047      1,229
                                                             -----      -----    -----      -----
Net Interest Income                                            456        463      911        911
-------------------
Provision for Credit Losses                                     30         25       60         45
                                                             -----      -----    -----      -----
Net Interest Income After Provision for
  Credit Losses                                                426        438      851        866
                                                             -----      -----    -----      -----
Noninterest Income
------------------
Servicing Fees
 Securities                                                    436        403      893        775
 Cash                                                           72         65      141        131
                                                             -----      -----    -----      -----
                                                               508        468    1,034        906
Private Client Services and
  Asset Management Fees                                         78         72      158        142
Service Charges and Fees                                        95        104      185        194
Securities Gains                                                46         45       92         85
Other                                                          129         91      245        190
                                                             -----      -----    -----      -----
    Total Noninterest Income                                   856        780    1,714      1,517
                                                             -----      -----    -----      -----
Noninterest Expense
-------------------
Salaries and Employee Benefits                                 391        366      785        725
Net Occupancy                                                   47         45       97         89
Furniture and Equipment                                         31         27       62         53
Other                                                          186        190      364        364
                                                             -----      -----    -----      -----
    Total Noninterest Expense                                  655        628    1,308      1,231
                                                             -----      -----    -----      -----
Income Before Income Taxes                                     627        590    1,257      1,152
Income Taxes                                                   216        206      434        401
Distribution on Preferred Trust Securities                      26         28       54         57
                                                             -----      -----    -----      -----
Net Income                                                   $ 385      $ 356   $  769     $  694
----------                                                   =====      =====   ======     ======
Net Income Available to Common Shareholders                  $ 385      $ 356   $  769     $  694
-------------------------------------------                  =====      =====   ======     ======

Per Common Share Data:
----------------------
   Basic Earnings                                            $0.53      $0.49    $1.05      $0.95
   Diluted Earnings                                           0.52       0.48     1.03       0.93
   Cash Dividends Paid                                        0.18       0.16     0.36       0.32
Diluted Shares Outstanding                                     742        745      743        743


                       THE BANK OF NEW YORK COMPANY, INC.
                          Consolidated Balance Sheets
                  (Dollars in millions, except per share amounts)
                                  (Unaudited)

                                                            June 30,          December 31,
                                                              2001                2000
                                                              ----                ----
Assets
------
Cash and Due from Banks                                    $ 3,995             $ 3,125
Interest-Bearing Deposits in Banks                           6,014               5,337
Securities:
  Held-to-Maturity                                             127                 752
  Available-for-Sale                                         9,575               6,649
                                                           -------             -------
    Total Securities                                         9,702               7,401
Trading Assets at Fair Value                                 9,904              12,051
Federal Funds Sold and Securities Purchased Under Resale
  Agreements                                                 2,639               5,790
Loans (less allowance for credit losses of $616 in 2001
  and $616 in 2000)                                         36,089              35,645
Premises and Equipment                                         935                 924
Due from Customers on Acceptances                              712                 447
Accrued Interest Receivable                                    277                 354
Other Assets                                                 6,564               6,040
                                                           -------             -------
     Total Assets                                          $76,831             $77,114
                                                           =======             =======

Liabilities and Shareholders' Equity
------------------------------------
Deposits
 Noninterest-Bearing (principally domestic offices)        $12,123             $13,255
 Interest-Bearing
   Domestic Offices                                         15,702              15,774
   Foreign Offices                                          25,883              27,347
                                                           -------             -------
     Total Deposits                                         53,708              56,376
Federal Funds Purchased and Securities
  Sold Under Repurchase Agreements                           2,201               1,108
Trading Liabilities                                          1,763               2,070
Other Borrowed Funds                                         2,044               1,687
Acceptances Outstanding                                        716                 450
Accrued Taxes and Other Expenses                             3,388               3,283
Accrued Interest Payable                                        90                 127
Other Liabilities                                            2,080               1,325
Long-Term Debt                                               3,055               3,036
                                                           -------             -------
     Total Liabilities                                      69,045              69,462
                                                           -------             -------

Company-Obligated Mandatory Redeemable Preferred
  Trust Securities of Subsidiary Trust Holding Solely
  Junior Subordinated Debentures                             1,500               1,500
                                                           -------             -------

Shareholders' Equity
 Class A Preferred Stock - par value $2.00 per share,
  authorized 5,000,000 shares, outstanding 16,320 shares
  in 2001 and 16,320 shares in 2000                              1                   1
 Common Stock-par value $7.50 per share,
  authorized 2,400,000,000 shares, issued
  990,360,261 shares in 2001 and
  985,528,475 shares in 2000                                 7,428               7,391
 Additional Capital                                            674                 521
 Retained Earnings                                           4,071               3,566
 Accumulated Other Comprehensive Income                        126                 207
                                                           -------             -------
                                                            12,300              11,686
 Less: Treasury Stock (252,617,170 shares in 2001
        and 244,460,032 shares in 2000), at cost             6,006               5,526
       Loan to ESOP (1,142,939 shares in
        2001 and 1,142,939 in 2000), at cost                     8                   8
                                                           -------             -------
     Total Shareholders' Equity                              6,286               6,152
                                                           -------             -------
     Total Liabilities and Shareholders' Equity            $76,831             $77,114
                                                           =======             =======

----------------------------------------------------------------------------------------
Note: The balance sheet at December 31, 2000 has been derived from the audited financial statements at that date.

                             THE BANK OF NEW YORK COMPANY, INC.
                 Average Balances and Rates on a Taxable Equivalent Basis
                                      (Preliminary)
                                  (Dollars in millions)

                                            For the three months              For the three months
                                            ended June 30, 2001               ended June 30, 2000
                                       ------------------------------     ------------------------------
                                       Average                Average     Average                Average
                                       Balance    Interest     Rate       Balance    Interest     Rate
                                       -------    --------    -------     -------    --------    -------
ASSETS
------
Interest-Bearing
 Deposits in Banks
 (primarily foreign)                   $ 5,563       $  62       4.46%    $ 5,167       $  66      5.11%
Federal Funds Sold and Securities
 Purchased Under Resale Agreements       3,602          38       4.28       4,413          69      6.32
Loans
 Domestic Offices                       18,941         321       6.80      19,424         358      7.42
 Foreign Offices                        18,228         274       6.04      20,328         377      7.45
                                       -------       -----                -------       -----
   Total Loans                          37,169         595       6.43      39,752         735      7.44
                                       -------       -----                -------       -----
Securities
 U.S. Government Obligations             1,019          14       5.68       2,123          32      6.00
 U.S. Government Agency Obligations      2,880          49       6.65       1,132          19      6.85
 Obligations of States and
  Political Subdivisions                   638          13       7.88         615          12      8.00
 Other Securities, including
  Trading Securities                    13,089         170       5.21      12,749         188      5.91
                                       -------       -----                -------       -----
   Total Securities                     17,626         246       5.57      16,619         251      6.06
                                       -------       -----                -------       -----
Total Interest-Earning Assets           63,960         941       5.90%     65,951       1,121      6.84%
                                                     -----                              -----
Allowance for Credit Losses               (612)                              (600)
Cash and Due from Banks                  2,791                              3,435
Other Assets                            10,572                             10,160
                                       -------                            -------
   TOTAL ASSETS                        $76,711                            $78,946
                                       =======                            =======

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Interest-Bearing Deposits
 Money Market Rate Accounts            $ 6,190       $  53       3.41%    $ 5,797       $  71      4.95%
 Savings                                 7,650          41       2.14       7,678          48      2.50
 Certificates of Deposit
  $100,000 & Over                          377           5       5.37         423           6      5.30
 Other Time Deposits                     1,975          22       4.48       1,991          25      5.09
 Foreign Offices                        25,935         252       3.91      29,176         371      5.12
                                       -------       -----                -------       -----
  Total Interest-Bearing Deposits       42,127         373       3.55      45,065         521      4.65
Federal Funds Purchased and
 Securities Sold Under Repurchase
 Agreements                              2,279          23       4.05       2,400          32      5.43
Other Borrowed Funds                     2,031          28       5.43       2,442          42      6.81
Long-Term Debt                           3,002          45       6.02       2,823          49      6.94
                                       -------       -----                -------       -----
  Total Interest-Bearing Liabilities    49,439         469       3.80%     52,730         644      4.91%
                                                     -----                              -----
Noninterest-Bearing Deposits            10,696                             11,224
Other Liabilities                        9,011                              8,175
Minority Interest-Preferred Securities   1,500                              1,500
Common Shareholders' Equity              6,065                              5,317
                                       -------                            -------
  TOTAL LIABILITIES AND
   SHAREHOLDERS' EQUITY                $76,711                            $78,946
                                       =======                            =======
Net Interest Earnings
 and Interest Rate Spread                            $ 472       2.10%                  $ 477      1.93%
                                                     =====       ====                   =====      ====
Net Yield on Interest-Earning Assets                             2.96%                             2.91%
                                                                 ====                              ====

                            THE BANK OF NEW YORK COMPANY, INC.
                 Average Balances and Rates on a Taxable Equivalent Basis
                                      (Preliminary)
                                  (Dollars in millions)

                                             For the six months                 For the six months
                                            ended June 30, 2001                ended June 30, 2000
                                       ------------------------------     ------------------------------
                                       Average                Average     Average                Average
                                       Balance    Interest     Rate       Balance    Interest     Rate
                                       -------    --------    -------     -------    --------    -------
ASSETS
------
Interest-Bearing
 Deposits in Banks
 (primarily foreign)                   $ 5,697       $ 132       4.66%    $ 5,781       $ 137      4.76%
Federal Funds Sold and Securities
 Purchased Under Resale Agreements       3,666          89       4.92       4,030         118      5.90
Loans
 Domestic Offices                       19,028         661       6.99      19,768         720      7.32
 Foreign Offices                        18,667         611       6.61      20,242         731      7.27
                                       -------       -----                -------       -----
   Total Loans                          37,695       1,272       6.80      40,010       1,451      7.30
                                       -------       -----                -------       -----
Securities
 U.S. Government Obligations             1,146          32       5.71       2,449          74      6.05
 U.S. Government Agency Obligations      2,340          78       6.69         979          33      6.75
 Obligations of States and
  Political Subdivisions                   660          26       7.90         603          24      8.01
 Other Securities, including
  Trading Securities                    13,278         359       5.43      11,181         329      5.92
                                       -------       -----                -------       -----
   Total Securities                     17,424         495       5.72      15,212         460      6.08
                                       -------       -----                -------       -----
Total Interest-Earning Assets           64,482       1,988       6.21%     65,033       2,166      6.70%
                                                     -----                              -----
Allowance for Credit Losses               (613)                              (604)
Cash and Due from Banks                  2,712                              3,359
Other Assets                            10,115                              9,954
                                       -------                            -------
   TOTAL ASSETS                        $76,696                            $77,742
                                       =======                            =======

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Interest-Bearing Deposits
 Money Market Rate Accounts            $ 6,197       $ 123       4.01%    $ 5,660       $ 137      4.85%
 Savings                                 7,572          90       2.39       7,663          94      2.48
 Certificates of Deposit
  $100,000 & Over                          392          11       5.79         444          12      5.38
 Other Time Deposits                     1,940          45       4.72       2,097          51      4.90
 Foreign Offices                        26,372         566       4.33      28,434         698      4.94
                                       -------       -----                -------       -----
  Total Interest-Bearing Deposits       42,473         835       3.97      44,298         992      4.51
Federal Funds Purchased and
 Securities Sold Under Repurchase
 Agreements                              2,375          55       4.66       2,596          69      5.33
Other Borrowed Funds                     2,030          59       5.84       2,219          70      6.36
Long-Term Debt                           3,010          98       6.48       2,823          98      6.89
                                       -------       -----                -------       -----
  Total Interest-Bearing Liabilities    49,888       1,047       4.23%     51,936       1,229      4.76%
                                                     -----                              -----
Noninterest-Bearing Deposits            10,852                             11,258
Other Liabilities                        8,415                              7,881
Minority Interest-Preferred Securities   1,500                              1,500
Common Shareholders' Equity              6,041                              5,167
                                       -------                            -------
  TOTAL LIABILITIES AND
   SHAREHOLDERS' EQUITY                $76,696                            $77,742
                                       =======                            =======
Net Interest Earnings
 and Interest Rate Spread                            $ 941       1.98%                  $ 937      1.94%
                                                     =====       ====                   =====      ====
Net Yield on Interest-Earning Assets                             2.94%                             2.90%
                                                                 ====                              ====

